Exhibit 10.2

GUARANTY

August 25, 2006

Wachovia Capital Finance Corporation (Western), as Agent
251 South Lake Avenue, Suite 900
Pasadena, California 91101

Re:          Natrol, Inc., a Delaware corporation (“Natrol”), and Prolab Nutrition, Inc., a Connecticut corporation (“Prolab” and together with Natrol, and their respective permitted successors and assigns, collectively, “Borrowers” and each a “Borrower”)

Ladies and Gentlemen:

Wachovia Capital Finance Corporation (Western), as agent (in such capacity, “Agent”) for the Lenders (as defined below) and Borrowers have entered into certain financing arrangements pursuant to which the Lenders may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, of even date herewith, by and between Agent, the lenders signatory thereto (the “Lenders”), Borrowers, Natrol Products, Inc., a Delaware corporation (“NPI”), Natrol Acquisition Corp., a Delaware corporation (“NAC”) and Natrol Direct, Inc., a Delaware corporation (“NDI” and together with NPI and NAC, and their respective permitted successors and assigns, collectively, “Guarantors” and each a “Guarantor”) (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this Guaranty (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”).

Due to the close business and financial relationships between Borrowers and each of the Guarantors, in consideration of the benefits which will accrue to Guarantors and as an inducement for and in consideration of the Lenders making loans and advances and providing other financial accommodations to Borrowers pursuant to the Loan Agreement and the other Financing Agreements, each of Guarantors hereby jointly and severally agrees in favor of Agent and the Lender as follows:

1.             Guaranty.

(a)           Each of Guarantors absolutely and unconditionally, jointly and severally, guarantees and agrees to be liable for the full and indefeasible payment and performance when due of the following (all of which are collectively referred to herein as the “Guaranteed Obligations”):  (i) all “Obligations” as defined in the Loan Agreement, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Loan Agreement or after the commencement of any case with respect to any Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in any such case and including loans, interest, fees, charges and expenses related thereto and all other obligations of any Borrower or its successors to Agent or any Lender arising after the commencement of such case), and (ii) all expenses (including, without limitation, attorneys’ fees and legal expenses) incurred by Agent or any Lender in connection with the preparation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of any Borrower’s obligations, liabilities and indebtedness as aforesaid to Agent or any Lender, the rights of Agent or any Lender in any collateral or under this Guaranty and all other Financing Agreements or in any way involving claims by or against Agent or any Lender directly or indirectly arising out of or related to the relationships between any Borrower, any of Guarantors or any other Obligor (as hereinafter defined) and Agent or any Lender, whether such expenses are incurred before, during or after the initial or any renewal term of the Loan Agreement and the other Financing Agreements or after the commencement of any case with respect to any Borrower or any of Guarantors under the United States Bankruptcy Code or any similar statute.

(b)           This Guaranty is a guaranty of payment and not of collection.  Each of Guarantors agrees that Agent need not attempt to collect any Guaranteed Obligations from any Borrower, any one of Guarantors or any other Obligor or to realize upon any collateral, but may require any one of Guarantors to make immediate payment of all of the Guaranteed Obligations to Agent when due, whether by maturity, acceleration or otherwise, or at any time thereafter.  Agent may apply any amounts received in respect of the Guaranteed Obligations to any of the Guaranteed Obligations, in whole or in part (including attorneys’ fees and legal expenses incurred by Agent or any Lender with respect thereto or otherwise chargeable to Borrowers or Guarantors) and in such order as Agent may elect.

(c)           Payment by Guarantors shall be made to Agent at the office of Agent from time to time on demand as Guaranteed Obligations become due.  Guarantors shall make all payments to Agent on the Guaranteed Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind.  One or more successive or concurrent actions may be brought hereon against any of Guarantors either in the same action in which any Borrower or any of the other Guarantors or any other Obligor is sued or in separate actions.  In the event any claim or action, or action on any judgment, based on this Guaranty is brought against any of Guarantors, each of Guarantors agrees not to deduct, set-off, or seek any counterclaim for or recoup any amounts which are or may be owed by Agent or any Lender to any of Guarantors.

2.             Waivers and Consents.

(a)           Notice of acceptance of this Guaranty, the making of loans and advances and providing other financial accommodations to Borrowers and presentment, demand, protest, notice of protest, notice of nonpayment or default and all other notices to which any Borrower or any of Guarantors are entitled are hereby waived by each of Guarantors.  Each of Guarantors also waives notice of and hereby consents to, (i) any amendment, modification, supplement, extension, renewal, or restatement of the Loan Agreement and any of the other Financing Agreements, including, without limitation, extensions of time of payment of or increase or decrease in the amount of any of the Guaranteed Obligations, the interest rate, fees, other charges, or any collateral, and the guaranty made herein shall apply to the Loan Agreement and the other Financing Agreements and the Guaranteed Obligations as so amended, modified, supplemented, renewed, restated or extended, increased or decreased, (ii) the taking, exchange, surrender and releasing of collateral or guarantees now or at any time held by or available to Agent or any Lender for the obligations of any Borrower or any other party at any time liable on or in respect of the Guaranteed Obligations or who is the owner of any property which is security for the Guaranteed Obligations (individually, an “Obligor” and collectively, the “Obligors”), including, without limitation, the surrender or release by Agent of any one of Guarantors hereunder, (iii) the exercise of, or refraining from the exercise of any rights against any Borrower, any of Guarantors or any other Obligor or any collateral, (iv) the settlement, compromise or release of, or the waiver of any default with respect to, any of the Guaranteed Obligations and (v) any financing by Agent or any Lender of any Borrower under Section 364 of the United States Bankruptcy Code or consent to the use of cash collateral by Agent or any Lender under Section 363 of the United States Bankruptcy Code.  Each of Guarantors agrees that the amount of the Guaranteed Obligations shall not be diminished and the liability of Guarantors hereunder shall not be otherwise impaired or affected by any of the foregoing.

(b)           No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations shall affect, impair or be a defense to this Guaranty, nor shall any other circumstance which might otherwise constitute a defense available to or legal or equitable discharge of any Borrower in respect of any of the Guaranteed Obligations, or any one of Guarantors in respect of this Guaranty, affect, impair or be a defense to this Guaranty.  Without limitation of the foregoing, the liability of Guarantors hereunder shall not be discharged or impaired in any respect by reason of any failure by Agent to perfect or continue perfection of any lien or security interest in any collateral or any delay by Agent in perfecting any such lien or security interest.  As to interest, fees and expenses, whether arising before or after the commencement of any case with respect to any Borrower under the United States Bankruptcy Code or any similar statute, Guarantors shall be liable therefor, even if any Borrower’s liability for such amounts does not, or ceases to, exist by operation of law.  Each of Guarantors acknowledges that neither Agent nor any Lender has made any representations to any of Guarantors with respect to any Borrower, any other Obligor or otherwise in connection with the execution and delivery by Guarantors of this Guaranty and Guarantors are not in any respect relying upon Agent or any Lender or any statements by Agent or any Lender in connection with this Guaranty.

(c)           Each of Guarantors hereby irrevocably and unconditionally waives and relinquishes all statutory, contractual, common law, equitable and all other claims against any Borrower, any collateral for the Guaranteed Obligations or other assets of any Borrower or any other Obligor, for subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect to sums paid or payable to Agent or any Lender by each of Guarantors hereunder and each of Guarantors hereby further irrevocably and unconditionally waives and relinquishes any and all other benefits which Guarantors might otherwise directly or indirectly receive or be entitled to receive by reason of any amounts paid by or collected or due from Guarantors, any Borrower or any other Obligor upon the Guaranteed Obligations or realized from their property.

(d)           To the extent permitted by law, each Guarantor hereby irrevocably and unconditionally waives and relinquishes any right to revoke this Guaranty that such Guarantor may now have or hereafter acquire.

(e)           Without limiting the generality of any other waiver or other provision set forth in this Guaranty, in accordance with Section 2856 of the California Civil Code, each Guarantor hereby irrevocably and unconditionally waives all rights and defenses arising out of an election of remedies by Agent, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Guaranteed Obligation, has destroyed such Guarantor’s rights of subrogation and reimbursement against any Borrower by operation of Section 580d of the California Code of Civil Procedure or otherwise.

(f)            Without limiting the generality of any other waiver or other provision set forth in this Guaranty, in accordance with Section 2856 of the California Civil Code, each Guarantor waives all rights and defenses that such Guarantor may have because the Guaranteed Obligations are secured by real property.  This means, among other things: (i) Agent may collect from any Guarantor without first foreclosing on any real or personal property collateral pledged by any Borrower; and (ii) if Agent forecloses on any real property collateral pledged by any Borrower: (A) the amount of the Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price and (B) Agent may collect from any Guarantor even if Agent, by foreclosing on the real property collateral, has destroyed any right such Guarantor may have to collect from any Borrower.  This is an unconditional and irrevocable waiver of any rights and defenses each Guarantor may have because the Guaranteed Obligations are secured by real property.  These rights and defenses include, but are not limited to, any rights or defenses based upon Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

(g)           Without limiting the generality of any other waiver or other provision set forth in this Guaranty, each Guarantor hereby irrevocably and unconditionally waives and relinquishes, to the maximum extent such waiver or relinquishment is permitted by applicable law, any and all rights, claims and defenses arising directly or indirectly under Sections 2787 through 2855, inclusive, of the California Civil Code and Sections 580a, 580b, 580c, 580d and 726 of the California Code of Civil Procedure or any similar laws of any other jurisdiction.

3.             Subordination.  Payment of all amounts now or hereafter owed to Guarantors by any Borrower or any other Obligor is hereby subordinated in right of payment to the indefeasible payment in full to Agent, for the benefit of the Lenders, of the Guaranteed Obligations and all such amounts and any security and guarantees therefor are hereby assigned to Agent, for the ratable benefit of the Lenders, as security for the Guaranteed Obligations.

4.             Acceleration.  Notwithstanding anything to the contrary contained herein or any of the terms of any of the other Financing Agreements, the liability of Guarantors for the entire Guaranteed Obligations shall mature and become immediately due and payable, even if the liability of any Borrower or any other Obligor therefor does not, upon the occurrence of any act, condition or event which constitutes an Event of Default as such term is defined in the Loan Agreement.

5.             Account Stated.  The books and records of Agent showing the account between Agent, the Lenders and each Borrower shall be admissible in evidence in any action or proceeding against or involving Guarantors as prima facie proof of the items therein set forth, and the monthly statements of Agent rendered to any Borrower, to the extent to which no written objection is made within sixty (60) days from the date of sending thereof to such Borrower, shall be deemed conclusively correct and constitute an account stated between Agent, the Lenders and Borrowers and be binding on Guarantors.

6.             Termination.  This Guaranty is continuing, unlimited, absolute and unconditional.  All Guaranteed Obligations shall be conclusively presumed to have been created in reliance on this Guaranty.  This Guaranty may not be terminated and shall continue so long as the Loan Agreement shall be in effect (whether during its original term or any renewal, substitution or extension thereof) or any Guaranteed Obligations shall be outstanding.

7.             Reinstatement.  If after receipt of any payment of, or proceeds of collateral applied to the payment of, any of the Guaranteed Obligations, Agent or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Guaranteed Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Guaranty shall continue in full force and effect as if such payment or proceeds had not been received by Agent or such Lender.  Each of Guarantors shall be liable to pay to Agent and the Lenders, and does indemnify and hold Agent and the Lenders harmless for the amount of any payments or proceeds surrendered or returned.  This Section 7 shall remain effective notwithstanding any contrary action which may be taken by Agent or any Lender in reliance upon such payment or proceeds.  This Section 7 shall survive the termination of this Guaranty.

8.             Amendments and Waivers.  Neither this Guaranty nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Agent.  Agent shall not by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its or any Lender’s rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Agent.  Any such waiver shall be enforceable only to the extent specifically set forth therein.  A waiver by Agent of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent or any Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

9.             Corporate Existence, Power and Authority.  Each of Guarantors is a corporation duly organized and in good standing under the laws of its state or other jurisdiction of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on the financial condition, results of operation or businesses of any of Guarantors or the rights of Agent or any Lender hereunder or under any of the other Financing Agreements.  The execution, delivery and performance of this

Guaranty is within the corporate powers of each of Guarantors, have been duly authorized and are not in contravention of law or the terms of the certificates of incorporation, by-laws, or other organizational documentation of each of Guarantors, or any indenture, agreement or undertaking to which any of Guarantors is a party or by which any of Guarantors or its property are bound.  This Guaranty constitutes the legal, valid and binding obligation of each of Guarantors enforceable in accordance with its terms.  Any one of Guarantors signing this Guaranty shall be bound hereby whether or not any of the other Guarantors or any other person signs this Guaranty at any time.

10.           Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a)           The validity, interpretation and enforcement of this Guaranty and any dispute arising out of the relationship between any of Guarantors, Agent and the Lenders, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of California (without giving effect to principles of conflicts of law).

(b)           Each of Guarantors hereby irrevocably consents and submits to the non-exclusive jurisdiction of the Courts of the State of California and the United States District Court for the Central District of California and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Guaranty or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of any of Guarantors, Agent and the Lenders in respect of this Guaranty or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising and whether in contract, tort, equity or otherwise, and agrees that any dispute arising out of the relationship between any of Guarantors or any Borrower and Agent and the Lenders or the conduct of any such persons in connection with this Guaranty, the other Financing Agreements or otherwise shall be heard only in the courts described above (except that Agent shall have the right to bring any action or proceeding against any of Guarantors or its property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on collateral at any time granted by any Borrower or any of Guarantors to Agent or to otherwise enforce its or the Lenders’ rights against any of Guarantors or its property).

(c)           Each of Guarantors hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof, or, at Agent’s option, by service upon any of Guarantors in any other manner provided under the rules of any such courts.  Within the period provided under law, any of Guarantors so served shall respond to such process, failing which such Guarantors shall be deemed in default and judgment may be entered by Agent against Guarantors for the amount of the claim and other relief requested.

(d)           EACH OF GUARANTORS HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS GUARANTY OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF ANY OF GUARANTORS AND AGENT IN RESPECT OF THIS GUARANTY OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE

WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  EACH OF GUARANTORS HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY OF GUARANTORS OR AGENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTORS AND AGENT TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e)           If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Guaranty or any other Financing Agreement, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee or referees to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of Agent, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and (b) each Guarantor shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.

(f)            Neither Agent nor the Lenders shall have any liability to Guarantors (whether in tort, contract, equity or otherwise) for losses suffered by Guarantors in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Guaranty, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent or such Lender that the losses were the result of acts or omissions constituting gross negligence or willful misconduct or breach of this Guaranty.

11.           Notices.  All notices, requests and demands hereunder shall be in writing and (a) made to Agent at its address set forth above and to each of Guarantors at its chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

12.           Partial Invalidity.  If any provision of this Guaranty is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Guaranty as a whole, but this Guaranty shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

13.           Entire Agreement.  This Guaranty represents the entire agreement and understanding of the parties concerning the subject matter hereof, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

14.           Successors and Assigns.  This Guaranty shall be binding upon Guarantors and their respective successors and assigns and shall inure to the benefit of Agent, each Lender and their respective successors, endorsees, transferees and assigns.  The liquidation, dissolution or termination of any of Guarantors shall not terminate this Guaranty as to such entity or as to any of the other Guarantors.

15.           Construction.  All references to the term “Guarantors” wherever used herein shall mean each and all of Guarantors and their respective successors and assigns, individually and collectively, jointly and severally (including, without limitation, any receiver, trustee or custodian for any of Guarantors or any of their respective assets or any of Guarantors in its capacity as debtor or debtor-in-possession under the United States Bankruptcy Code).  All references to the term “Agent” wherever used herein shall mean Agent and its successors and assigns and all references to the term “Borrowers” wherever used herein shall mean each and all of Borrowers and their respective successors and assigns, individually and collectively, jointly and severally (including, without limitation, any receiver, trustee or custodian for any of Borrowers or any of their respective assets or any of Borrowers in its capacity as debtor or debtor-in-possession under the United States Bankruptcy Code).  All references to the term “Person” or “person” wherever used herein shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality of political subdivision thereof.  All references to the plural shall also mean the singular and to the singular shall also mean the plural.

IN WITNESS WHEREOF, each of Guarantors has executed and delivered this Guaranty as of the day and year first above written.

NATROL PRODUCTS, INC.

By:	/s/Dennis Jolicoeur
Dennis R. Jolicoeur
Chief Financial Officer, Treasurer and
Executive Vice President

Chief Executive Office

21411 Prairie Street
Chatsworth, CA 91311

NATROL ACQUISITION CORP.

By:	/s/Dennis Jolicoeur
Dennis R. Jolicoeur
Chief Financial Officer, Treasurer and
Executive Vice President

Chief Executive Office

21411 Prairie Street
Chatsworth, CA 91311

NATROL DIRECT, INC.

By:	/s/Dennis Jolicoeur
Dennis R. Jolicoeur
Chief Financial Officer, Treasurer and
Executive Vice President

Chief Executive Office

21411 Prairie Street
Chatsworth, CA 91311